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                                                                  EXHIBIT 10.32

                     FORM OF NONTRANSFERABLE STOCK AGREEMENT


                  AGREEMENT by and between Bank United Corp., a Delaware corporation (the "Company") and _____ (the "Executive"), dated as of the _____ day of June, 1996.

                  WHEREAS, the Company effected a reorganization on June 17, 1996, in which Hyperion Holdings Inc., a Delaware corporation, was merged with and into the Company;

                  AND WHEREAS, it is anticipated that an initial public offering (the "IPO") of the Company's class A common stock, par value $.01 (the "Class A Common Stock") will be effected shortly following;

                  AND WHEREAS, in connection with the IPO, the Company adopted an Executive Management Compensation Program providing for, inter alia, the grant of additional equity compensation to the Executive;

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Grant and Transfer of Nontransferable Stock. (a) Effective as of the date hereof, the Company shall grant the
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Executive _____ shares (the "Nontransferable Stock") of Class B Common Stock of
the Company, par value $.01 per share (the "Stock"). Subject to the other terms and conditions of this Agreement, the Nontransferable Stock shall become transferable on the third anniversary of the Effective Date of the IPO (the "Transfer Date").

                           (b) Until the Transfer Date, the Executive may not
sell, pledge, transfer, hypothecate or otherwise dispose of the Nontransferable Stock or shares of Class A Common Stock received upon conversion of Nontransferable Stock, except for transfers (i) by will or by the laws of descent and distribution; (ii) pursuant to a gift to the Executive's children and immediate family members, whether directly or indirectly or by means of a trust or partnership or otherwise or (iii) pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Internal Revenue Code of 1986, as amended from time to time, or the Employee Retirement Income Security Act or 1974, as amended from time to time.

                           (c) Notwithstanding anything contained in the
Restated Certificate of Incorporation of the Company, in no event shall the Executive convert shares of Nontransferable Stock into shares of Class A Common Stock, (x) until the earlier of the
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consummation of an initial public offering of the Company's capital stock and
October 31, 1996, and (y) after such date, if after giving effect to such conversion, the Executive would beneficially own (within the meaning of the applicable Federal banking and thrift regulations) in excess of 9.9%, or such lower percentage (e.g., either 4.9% or 0%) where regulatory restrictions provide that the Executive shall not acquire up to 9.9% (or such lower percentage), of the total number of then outstanding shares of Class A Common Stock.

                  2. Issuance of Shares; Additional Rights. (a) Subject to paragraph (d) of Section 4(d) (pertaining to the withholding of taxes), as soon as practicable after the date hereof, the Company shall issue (or cause to be delivered) to the Executive one or more stock certificates in respect of the Nontransferable Stock, which certificates shall be registered in the name of the Executive and shall bear an appropriate legend substantially in the following form:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of a Nontransferable Stock Agreement with Bank United Corp.
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                  Copies of such Agreement are on file at the
                  offices of Bank United Corp., Suite 500,
                  50 Charles Lindbergh Blvd., Uniondale, NY 11553."


                  (b) Except as otherwise specifically provided in this Agreement, the Executive shall have all the rights of a stockholder with respect to the Nontransferable Stock, including without limitation the right to vote the Nontransferable Stock and the right to receive dividends and distributions with respect thereto.

                  3. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's guardian and legal representatives.

                           (b) This Agreement shall inure to the benefit of and
be binding upon the Company and its successors and assigns.

                           (c) The Company shall require any successor (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business
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and/or assets of the Company expressly to assume and agree to perform this
Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  4. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the internal laws of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b)  All notices and other communications under this
Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
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                  If to the Executive:




                  If to the Company:



                           Attention:


or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c) The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (d) No later than the date as of which an amount
first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Nontransferable Stock, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Withholding obligations may be
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(and if the Executive makes no other arrangements, shall be) settled with Stock, including the Nontransferable Stock that gives rise to the withholding obligation. The obligations of the Company under this Agreement shall be conditional on compliance with this paragraph (d), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive.

                           (e) The Executive and the Company acknowledge that
this Agreement supersedes any prior agreement between them with respect to the subject matter hereof.
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                  IN WITNESS WHEREOF, the Executive has hereunto set the
Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


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                                                   Bank United Corp.


                                                   By
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